WESTBRIDGE CAPITAL CORP.

                                 777 Main Street
                             Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   to be held

                             Thursday, May 30, 1996

To the Holders of Common Stock of Westbridge Capital Corp.:

The Annual Meeting of Stockholders of Westbridge Capital Corp. (the "Company") will be held on Thursday, May 30, 1996 at 10:00 A.M., Fort Worth time, at the Radisson Plaza Hotel, 815 Main Street, Fort Worth, Texas, for the following purposes:

(1) To elect three (3) directors of the Company, each to serve for a term of three years,

(2) To ratify the selection by the Board of Directors, of Price
Waterhouse LLP as independent accountants,

(3) To act upon a proposal to approve the Westbridge Capital Corp. 1996

Restricted Stock Plan, and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of record at the close of business on April
19, 1996 are entitled to notice of and to vote at the meeting. A list of such stockholders may be examined at the offices of the Company during regular business hours for ten full days prior to the meeting as well as at the meeting.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU HAVE THE POWER TO REVOKE SUCH PROXY AT ANY TIME BEFORE IT IS VOTED, AND THE GIVING OF ANY SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

Martin E. Kantor
Chairman of the Board
and Chief Executive Officer
Fort Worth, Texas

April 22, 1996

                            WESTBRIDGE CAPITAL CORP.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Westbridge Capital Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 30, 1996 at 10:00 A.M., Fort Worth time, at the Radisson Plaza Hotel, 815 Main Street, Fort Worth, Texas, or any postponements or adjournments thereof (the "Meeting"). The mailing address of the Company is 777 Main Street, Fort Worth, Texas 76102 and its telephone number is (817) 878-3300.

At the Meeting, the stockholders of the Company will be asked (i) to elect three directors of the Company, each to serve for a term of three years, (ii) to ratify the selection by the Board of Price Waterhouse LLP to serve as the Company's independent accountants for 1996, and (iii) to approve the Westbridge Capital Corp. 1996 Restricted Stock Plan.

This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 29, 1996. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse its transfer agent, Liberty Bank and Trust of Oklahoma City, National Association, for the reasonable expenses incurred by it in mailing the material for the solicitation of proxies to stockholders of record, and will reimburse nominees for the reasonable expenses incurred by them in mailing the material for the solicitation of proxies to each of their customers who are the beneficial holders of the Company's Common Stock registered in the names of such nominees. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, facsimile, or in person. Proxies in the form enclosed, properly executed by stockholders and returned to the Company and not revoked, will be voted at the Meeting. The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting.

                         VOTING, RECORD DATE AND QUORUM

Proxies will be voted as specified or, if no direction is indicated on a proxy, it will be voted "FOR" the election of the three nominees named under the caption "Election of Directors"; "FOR" the ratification of the selection of Price Waterhouse LLP as independent accountants for 1996; and "FOR" the approval of the Westbridge Capital Corp. 1996 Restricted Stock Plan. As to any other matter or business which may be brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

The close of business on April 19, 1996 has been fixed as the record date for the determination of stockholders entitled to vote at the Meeting the 5,993,458 shares of Common Stock that were outstanding as of that date. Each stockholder will be entitled to cast one vote, in person or by proxy, for each share of Common Stock held. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting (not including abstentions and broker non-votes) is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting (not including abstentions and broker non-votes) is required for the ratification of Price Waterhouse LLP as the Company's independent accountants and the adoption of the Westbridge Capital Corp. 1996 Restricted Stock Plan. The Board recommends the election of the three nominees named under "Election of Directors", the ratification of the selection of Price Waterhouse LLP as independent accountants and the approval of the Westbridge Capital Corp. 1996 Restricted Stock Plan.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 10, 1996, the name and address of each person known by the Company to own beneficially, directly or indirectly, more than five percent of the outstanding shares of Common Stock (its only class of voting securities):

                                                           Number
Name And Address                                         Of Shares  Percent
- --------------------                                     ---------  -------
Martin E. Kantor (1)...................................   723,906    12.08
777 Main Street
Fort Worth, Texas  76102

George M. Garfunkel (2)................................   450,568     7.52
111 Great Neck Road, Suite 503
Great Neck, New York  11021

President & Fellows of Harvard College (3).............   594,675     9.03
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, Massachussets  02210

- ------------

     (1) Based upon information supplied by Mr. Kantor. Mr. Kantor has sole voting and dispositive power as to the shares indicated above. Does not include 437,408 shares (7.30%) held in trusts established by Mr. Kantor for the benefit of his children and grandchildren over which he has no voting or investment power and as to which Mr. Kantor disclaims beneficial ownership.

     (2) Based upon information supplied by Mr. Garfunkel. Includes 437,408 shares beneficially owned by Mr. Garfunkel as trustee under various trusts established by Mr. Kantor and referred to in Note (1) above, over which Mr. Garfunkel has sole voting and investment power.

     (3) Represents the number of shares of Common Stock into which shares of the Company's Series A Cumulative Convertible Exchangeable Redeemable Preferred Stock ("Series A Preferred Stock") beneficially owned by such person is convertible. Each share of Series A Preferred Stock, which generally does not vote with the Common Stock in the election of directors or on other matters, is convertible into 118.906 shares of Common Stock.

                              ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the members of the Board shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Company's Board is currently set by the Board pursuant to the Company's By-Laws at eight. Of this number, three members of the Board have terms expiring, and are nominees for election, at the 1996 Annual Meeting of Stockholders, two members of the Board have terms expiring at the 1997 Annual Meeting of Stockholders, and three members of the Board have terms expiring at the 1998 Annual Meeting of Stockholders. of the Board have terms expiring at the 1998 Annual Meeting of Stockholders.

The Board recommends that the stockholders vote "FOR" the three nominees named below.

Certain information (as of April 10, 1996) concerning each of the three nominees as director, and each current director in the classes continuing in office, is set forth below:

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1999

MARVIN H. BERKELEY  (age 73) has been a director of Westbridge  since 1982.
Dr. Berkeley has served as Professor of Management of the University of North Texas, Denton, Texas, since prior to 1991, and is former Dean of the College of Business Administration of the University of North Texas. Dr. Berkeley is also a director of Irving National BankShares, Inc., Irving, Texas. Dr. Berkeley is a former advisory director of Enersyst Development Center, Inc., a former director of John Watson Landscape Illumination, Inc., and a former Governor of International Insurance Society, Inc.

GLENN O. PHILLIPS (age 66) has been a director of Westbridge since 1987.
Mr. Phillips is an Insurance Consultant and has served as Partner with Professional Insurance Group since December 1994, and is a former Consultant for the National Document Registry Corp. since June 1994. Mr. Phillips also served as President and Director of Financial Services of America from 1991 through 1994. Prior to 1992, Mr. Phillips was an insurance consultant, with Glenn Phillips and Associates, and from 1966 through 1987 was employed by Businessmen's Assurance Company of Kansas City, Missouri where he held the position of Vice President of Corporate Brokerage and Special Sales. Prior to that period, Mr. Phillips served as director and Executive Vice President of Certified Life Company of Shreveport, Louisiana and Vice President and Field Manager for Central Assurance Company of Columbus, Ohio.

JAMES W. THIGPEN (age 59) has been a director of Westbridge since 1985. Mr. Thigpen has served as President and Chief Operating Officer of Westbridge since January 1993. In April 1994, Mr. Thigpen was elected a director of and was appointed President and Chief Operating Officer of each of NFI and AICT. Mr. Thigpen had served as Executive Vice President of Westbridge since prior to 1991. Mr. Thigpen has also served as a director and a President and Chief Operating Officer of NFL since prior to 1991. From March 1981 to April 1985, Mr. Thigpen was Executive Vice President-Operations of NFL. Mr. Thigpen was Senior Vice President of Operations of Lone Star Life Insurance Company for four years prior to his joining NFL in March 1981.

DIRECTORS CONTINUING IN OFFICE UNTIL 1997

ARTHUR W. FEINBERG  (age 72) has been a director of Westbridge  since 1985.
Mr. Feinberg has served as the Chief of Geriatric Medicine of the Department of Medicine of North Shore University Hospital, Manhasset, New York since prior to 1991. Dr. Feinberg also has been, since prior to 1991, a Professor, Clinical Medicine, Cornell University Medical College. Dr. Feinberg was formerly a Regent and Chairman of the Board of Governors of the American College of Physicians.and Chairman of the Board of Governors of the American College of Physicians.

GEORGE M. GARFUNKEL (age 57) has been a director of Westbridge since 1994.
Mr. Garfunkel is a founding partner of the Great Neck, New York law firm of Garfunkel, Wild & Travis P.C., which specializes in the representation of clients in the health care industry. He is also a director of Berkshire Taconic Community Foundation, Inc. For information relating to Mr. Garfunkel's ownership of Common Stock, see Note (2) under "Principal Stockholders".

DIRECTORS CONTINUING IN OFFICE UNTIL 1998

MARTIN E. KANTOR (age 73) has been a director of the Company since 1982.
Mr. Kantor has served as Chairman of the Board and Chief Executive Officer of the Company since January 1993. Mr. Kantor had served as Chairman of the Board, President and Chief Executive Officer of the Company since prior to 1991. Mr. Kantor has served as Chairman of the Board of the Company's wholly-owned subsidiary, National Foundation Life Insurance Company ("NFL") since prior to 1990. In April 1994, Mr. Kantor also was appointed Chairman of the Board of each of National Financial Insurance Company ("NFI") and American Insurance Company of Texas ("AICT"), the Company's newly-acquired, wholly-owned subsidiaries. Mr. Kantor may be deemed a control person of the Company by virtue of his ownership of 723,906 shares, or 12.08%, of the outstanding shares of the Company's Common Stock at April 10, 1996. This amount does not include shares held in various trusts established by Mr. Kantor for the benefit of his children and grandchildren over which he has no voting or investment power and as to which Mr. Kantor disclaims beneficial ownership, see Note (1) under "Principal Stockholders".

JOSEPH C. SIBIGTROTH (age 80) has been a director since 1984. Mr.
Sibigtroth is a retired consulting actuary and had been a private consulting actuary since prior to 1991. From 1972 to 1981 he served as Senior Vice President and Chief Actuary of New York Life Insurance Company. In the past, he has served as Chairman of both the Mortality and Morbidity Committees of the American Society of Actuaries, and as Treasurer of the New York State Guaranty Corporation.

BARTH P. WALKER (age 81) has been a director of Westbridge since 1982. Mr. Walker has been a senior member of Walker & Walker, a law firm in Oklahoma City, Oklahoma since prior to 1991.

BOARD COMMITTEES

The Board formed an Executive Committee on June 22, 1995. The Executive Committee is composed of Mr. Garfunkel (Chairman), Dr. Feinberg and Mr. Kantor. The Executive Committee possesses all the powers and authority of the Board in the management and direction of the business and affairs of the Company, except as limited by law. The Executive Committee is to meet at least once between regular board meetings and met one time in 1995.

The Audit Committee of the Board is composed of Mr. Walker (Chairman), Dr. Berkeley, and Mr. Sibigtroth. The Audit Committee, which met twice during 1995, recommends to the Board the firm to be employed as the Company's independent accountants, reviews details of each audit engagement and audit reports, including all reports by the independent accountants regarding internal control and management reports, and reviews resolution of any material matters with respect to appropriate accounting principles and practices to be used in preparation of the Company's financial statements.

The Board does not have a compensation or nominating committee.

The Board met four times during 1995. All of the members of the Board attended at least 75% of the aggregate of all Board meetings and all meetings of any committee of the Board on which they served during 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION

The following table sets forth information on cash and other compensation paid or accrued for each of the fiscal years ended December 31, 1995, 1994 and 1993 to those persons who were at the end of the 1995 fiscal year the Chief Executive Officer and the four most highly compensated Executive Officers of the Company, for services in all capacities to the Company and its subsidiaries.

                      --------Annual Compensation-------
                                                            Long-Term
                                                            Compensa-
                                                           tion/Awards/
                                                   Other    Securities    All
                                                   Annual    Under-     Other
     Name and                                    Compensa-   lying   Compensa-
Principal Position    Year    Salary      Bonus   tion(1)   options(#) tion(2)
- --------------------------------------------------------------------------------
        (A)           (B)       (C)        (D)      (E)       (F)       (G)
- --------------------------------------------------------------------------------
Martin E. Kantor ..   1995   $403,615   $ 50,000      0          0   $  2,772
Chairman of the ...   1994   $366,923   $ 60,000      0          0   $  2,310
Board and Chief ...   1993   $321,058   $ 40,000      0          0   $  2,249
Executive Officer

James W. Thigpen ..   1995   $346,638   $ 50,000      0          0   $  2,310
President and Chief   1994   $305,869   $ 60,000      0          0   $  2,310
Operating Officer .   1993   $254,916   $ 40,000      0     10,000   $  2,249

Stephen D. Davidson   1995   $183,462   $ 40,000      0     30,000   $  2,310
Vice President and    1994   $107,821   $ 30,000      0     25,000   $    846
Chief Marketing ...   1993      9,995          0      0     10,000          0
Officer

Dennis A. Weverka .   1995   $158,231   $ 15,000      0     10,000   $  2,643
Vice President ....   1994   $142,942   $ 30,000      0          0   $  2,310
                      1993   $112,365   $ 20,000      0     12,000   $  2,044

Margaret A. Megless   1995   $142,917   $ 15,000      0     10,000   $  1,941
Vice President ....   1994   $127,629   $ 30,000      0          0   $  1,984
                      1993   $ 98,071   $ 20,000      0     15,000   $  1,859
- --------------

     (1) The amount of other annual compensation paid to each of the named Executive Officers during the years shown does not include perquisites and other personal benefits, if any. Such benefits totaled less than the lesser of either $50,000 or 10% of total annual salary and bonus reported for each of the named Executive Officers.

     (2) Amounts shown in column (g) represent matching contributions of the Company credited to the named Executive Officers under the Company's 401(k) plan.

Each director of the Company who is not a salaried employee or consultant of NFL receives $2,500 per Board meeting attended. Additionally, all audit committee and executive committee members who attend special committee meetings which do not coincide with full board meetings receive $1,000 per special committee meeting attended. All directors are reimbursed for their expenses incurred in attending Board meetings. Dr. Feinberg received $6,000 in consultation fees from the Company during 1995.

Each non-employee director is also entitled to receive automatic, non-discretionary and fixed annual grants of stock options under the 1992 Stock Option Plan, as amended (the "Plan"). Pursuant to the Plan, a stock option to acquire 5,000 shares of Common Stock was granted to each non-employee director serving as a member of the Board on January 14, 1993. Thereafter, a stock option to acquire 1,000 shares of Common Stock will automatically be granted each succeeding year (immediately following the Company's annual meeting of stockholders) to each non-employee director serving as a Board member at such time. Additionally, each non-employee Board member, upon becoming a director of the Company for the first time, will be entitled to receive a stock option to purchase 5,000 shares of Common Stock. The option price per share is the average of the mean high and low trading prices for the Common Stock for the fifth through the ninth trading day following the relevant grant date. Each option becomes exercisable on the first anniversary of the date of grant and may thereafter be exercised in whole or in part during the term of the option by payment of the full option price for the number of underlying shares to be acquired upon any such exercise. Each option will expire seven years after the date on which the option is granted, subject to earlier termination upon an optionee's termination of service as a director, other than as a result of retirement, death or disability. During 1995, each non-employee director of the Company received an option to acquire 1,000 shares of Common Stock pursuant to the Plan.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

The following table sets forth, as to the named Executive Officers, the individual grants of stock options made during the last fiscal year under the
Plan:

- --------------------------------Individual Grants------------------------------
                                                                                         Potential Realizable
                                  Percent of                                               Value at Assumed
                      Number of  Total Options                                       Annual Rates of Stock Price
                     Securities   Granted To   Exercise   Market                     Appreciation For Option Term
                     Underlying    Employees   or Base    Price                      ----------------------------
                       Options        In        Price    At Grant   Expiration       0%         5%          10%
                       GRANTED    FISCAL YEAR ($/SHARE)    DATE        DATE         ($)        ($)          ($)
- ---------------------------------------------------------------------------------------------------------------
      (A)                (B)          (C)        (D)        (E)         (F)         (G)        (H)          (I)
- ---------------------------------------------------------------------------------------------------------------


Martin E. Kantor ......      --          --       --      --            --          --         --          --
Chairman of the
Board and Chief
Executive Officer

James W. Thigpen ......      --          --       --      --            --          --         --          --
President and Chief
Operating Officer

Stephen D. Davidson ...    30,000      24.60%$   5.40$   6.00        11-2-2002    18,000     91,278     188,770
Vice President and
Chief Marketing Officer

Dennis A. Weverka .....    10,000       8.20%$   5.40$   6.00        11-2-2002     6,000     30,426      62,923
Vice President

Margaret A. Megless ...    10,000       8.20%$   5.40$   6.00        11-2-2002     6,000     30,426      62,923
Vice President


Options granted during the last fiscal year become exercisable on the first anniversary of the date of grant, and expire if not exercised by the seventh anniversary of the date of grant.

The following table sets forth, as to the named Executive Officers, the exercise of stock options during the last fiscal year and the values of unexercised options as of the end of the last fiscal year under the Company's employee stock option plans:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                    Number of

                                                   Securities      Value of
                                                   Underlying      Unexercised
                              Shares               Unexercised     In-The-Money
                             Acquired              Options at      Options at
Name and Principal              On        Value    Year-End        Year-End
     Position                Exercise   Realized   (Exercisable/   (Exercisable/
                                                   Unexercisable) Unexercisable)
- -------------------------------------------------------------------------------
       (A)                      (B)        (C)          (D)            (E)
- -------------------------------------------------------------------------------
Martin E. Kantor ..........      --        --           --             --
Chairman of the Board
and Chief Executive Officer

James W. Thigpen ..........      --        --         47,000/     $190,200/
President and Chief .......                                0            $0
Operating Officer

Stephen D. Davidson .......      --        --         35,000/           $0/
Vice President and ........                           30,000       $36,750
Chief Marketing Officer

Dennis A. Weverka .........     4,000   $17,000       16,265/      $37,599/
Vice President ............                           10,000       $12,250

Margaret A. Megless .......      --        --         40,700/     $143,750/
Vice President ............                           10,000       $12,250


The values listed in columns (c) and (e) represent the difference between the fair market value of the Company's Common Stock and the exercise price of the options at exercise and at December 31, 1995, respectively.

EMPLOYMENT AGREEMENTS

The Company has entered into a separate employment agreement with each of Martin E. Kantor and James W. Thigpen (each, and "Employee" and collectively, the "Employees"), pursuant to which Mr. Kantor is employed as the Chairman of the Board and Chief Executive Officer of the Company and National Foundation Life Insurance Company (a subsidiary of the Company, "NFL") and Mr. Thigpen is employed as the President and Chief Operating Officer of the Company and NFL (the "Employment Agreements"). The Company has agreed to employ each of the Employees for a period of commencing on April 1, 1996, and ending on the fifth anniversary of such date. Each Employee's employment period will be automatically extended each year thereafter unless an Employee, with respect to his own employment, or the Company gives notice to the contrary.

Mr. Kantor's base salary is $468,000 per annum and Mr. Thigpen's base salary is $380,000 per annum. Each Employee's base salary will be reviewed annually for increase in the sole discretion of the Board of Directors of the Company. The Employees are also entitled to participate in and receive all benefits under any and all bonus, short- or long-term incentive, savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Company and/or its subsidiaries for the benefit of senior executives.

If an Employee's employment is terminated by reason of death, or by the Company due to "disability" (as defined in the Employment Agreements), such Employee or his legal representative will be entitled to, among other things,
(a)(i) in the case of death, (x) his base salary for a period of three months after the date of death, plus (y) a death benefit in an amount equal to three times the base salary at the rate in effect on the date of termination less any amounts paid to the Employee's beneficiary(ies) pursuant to the group and/or other corporate life insurance policies maintained by the Company or NFL, and
(ii) in the case of disability, his base salary for 36 months after the date of termination; (b) certain accrued benefits and a pro rata bonus payment for the year in which such death or disability occurs, and (c) immediate and accelerated vesting of all restricted stock grants previously awarded to the Employee. If an Employee's employment is terminated by the Company without cause, or by the Employee for "good reason" (as defined in the Employment Agreements and which, in the case of Mr. Kantor's Employment Agreement, includes the occurrence of a "change in control" as defined therein), such Employee will be entitled to (a) a lump sum payment equal to three times the sum of (i) his base salary, and (ii) the highest annual bonus awarded to him, (b) certain accrued benefits, (c) continuation of the health and welfare benefits, and (d) immediate and accelerated vesting of all restricted stock grants previously awarded to the Employee. If an Employee's employment is terminated for "cause" (as defined in the Employment Agreements), such Employee will be entitled to, among other things, (a) his base salary through the date of termination and (b) certain accrued benefits. If the Company terminates his employment (other than due to death, disability, or for cause), such Employee will be entitled to, among other things, (a) his base salary through the date of termination, (b) certain accrued benefits, and (c) continuation of the health and welfare benefits. In addition to the foregoing, if Mr. Kantor's employment is terminated other than for cause, Mr. Kantor will be entitled to repayment, within thirty business days after the date of termination, of the outstanding principal amount (and any accrued, but unpaid, interest through the date of repayment) of any loans (including the Senior Note) (as defined under the caption "Certain Transactions" below), or other advances made by the him to the Company, NFL or any affiliate of either such entity.

If any payment or distribution by the Company or any subsidiary or affiliate to an Employee would be subject to any "golden parachute payment" excise tax or similar tax, and if, and only if, such payments less the excise tax or similar tax is less than the maximum amount of payments which could be payable to the Employee without the imposition of the excise tax or similar tax, then and only then, and only to the extent necessary to eliminate the imposition of the excise tax or similar tax (and after taking into account any reduction in the payments provided by reason of Section 280G of the Code in any other plan, arrangement or agreement), (A) any cash payments under the Employment Agreement shall first be reduced (if necessary, to zero), and (B) all other non-cash payments under the Employment Agreement shall next be reduced.

If an Employee's employment is terminated by the Company for cause or if an Employee voluntarily terminates his employment without good reason, for a period of eighteen months, such Employee shall not (i) solicit or take away the patronage of (a) any customers or agents of the Company, NFL or any affiliate of either as of the date of such termination, or (b) any prospective customers or agents of the Company or any affiliate whose business the Company and/or NFL was actively soliciting on the date of such termination, and with which the Employee had business contact while employed by the Company and NFL, or (ii) directly or indirectly, induce or solicit any employees or agents of the Company, NFL or any affiliate of either to leave or terminate their employment or agency relationship with the Company or NFL.

If a claim for payment or benefits under the Employment Agreements is disputed, the Executives will be reimbursed for all attorney fees and expenses incurred in pursuing such claim, provided that the Executives are successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement.

In addition, the Employment Agreements provide that if the Executives are made a party or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that either is or was a director or officer of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, each will be indemnified and held harmless by the Company or a subsidiary of the Company to the fullest extent authorized by applicable law against all expenses incurred or suffered by the Executives. This indemnification will continue as to the Executives even if the Executives have ceased to be an officer, director or agent, or are no longer employed by the Company or any subsidiary.

The Company has also entered into a separate agreement with each of Stephen D. Davidson, Margaret A. Megless and Dennis A. Weverka, pursuant to which each such person is entitled to participate in and receive all benefits provided to senior officers of the Company and to receive a severance payment upon the termination of his or her employment with the Company or one of its subsidiaries, as applicable. The amount of severance payable to Mr. Davidson would equal the aggregate salary and bonus paid to Mr. Davidson during the calendar year preceding any such termination of employment; provided, that if such aggregate amount is less than $400,000, then an additional amount not to exceed $400,000 minus the aggregate paid in respect of such preceding year's salary and bonus, shall be paid to Mr. Davidson based on the difference between the then current market price of the Common Stock and the exercise price of certain options to acquire Common Stock then held by Mr. Davidson. The amount of severance payable to each of Ms. Megless and Mr. Weverka would equal the aggregate salary (excluding bonus) paid to such person during the calendar year preceding any such termination of employment, equal to the aggregate salary (excluding any bonus) paid to such person during the prior calendar year. Pursuant to the agreement with Mr. Davidson, Mr. Davidson is employed as the President of the Company's wholly-owned subsidiary, Westbridge Marketing Corporation, for a period commencing on January 1, 1996 and ending on the fifth anniversary on such date. Mr. Davidson's base salary is $250,000 per annum.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Board does not have a Compensation Committee or other board committee performing equivalent functions. Mr. Kantor, who served as Chairman of the Board and Chief Executive Officer of the Company during 1995, and Mr. Thigpen, who served as President and Chief Operating Officer of the Company during 1995, participated in deliberations of the Board during 1995 concerning executive officer compensation.

CERTAIN TRANSACTIONS

As of March 31, 1996, James W. Thigpen was indebted to the Company in the aggregate amount of $104,500. Such indebtedness is in the form of interest-free salary advances, the most recent of which occurred on April 1, 1991, in the amount of $70,000. Since January 1, 1995, the largest aggregate amount of indebtedness was $124,500. Mr. Thigpen has agreed to repay the full amount of this indebtedness on or prior to December 31, 1999.

On December 13, 1995, Mr. Kantor, the Chairman of the Board and Chief
Executive Officer of the Company, made a $1 million loan to the Company which is evidenced by a 10% Senior Note due December 22, 2002 (the "Senior Note"). In connection with the loan, Mr. Kantor received a warrant to purchase 135,501 shares of the Company's Common Stock at an exercise price of $7.38 per share, subject to certain adjustments (the "Warrant"). The Senior Note is subject to mandatory prepayment upon the termination of Mr. Kantor's employment with the Company other than for cause. Mr. Kantor's exercise of the Warrant is subject to significant restrictions, including the approval of holders of the Company's Common Stock and Series A Preferred Stock.

                       REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

As discussed above, the Board does not have a compensation committee. The Board is responsible for approving and administering the Company's compensation policies for Executive Officers and for approving the compensation of the Chief Executive Officer. The following report was prepared by the Board after its meeting of March 6, 1996.

EXECUTIVE COMPENSATION POLICIES

The Company's executive compensation policy is designed to attract and retain executives and motivate them through a combination of cash and stock-based compensation. The components of executive compensation are as follows:

BASE SALARY - Cash salary is the primary element of executive compensation. The Chief Executive Officer and the Chief Operating Officer make salary recommendations (including recommendations for their own salaries), which are based upon their subjective assessment of the nature of the position, contribution, experience and Company tenure of the Executive Officer. The recommendations are reviewed with the Board which is responsible for approving or disapproving those recommendations.

BONUS - In 1982, the Board established a cash bonus plan for certain key officers and employees. Although cash bonuses are granted on a discretionary basis primarily to reward individual contribution and thus are not necessarily tied to any particular measure or level of corporate performance, such bonuses have generally been awarded more liberally following years in which the Company has achieved earnings and revenue growth. For 1995, cash bonuses were based upon substantial expansion of marketing operations as evidenced by growth in premium revenues. The Chief Executive Officer and the Chief Operating Officer make bonus recommendations based upon their subjective evaluation of each officer's direct contribution to the Company's performance. The recommendations are reviewed with the Board which is responsible for approving or disapproving these recommendations.

STOCK OPTIONS - Executive Officers are eligible to receive periodic grants of non-qualified stock options under the Company's 1992 Stock Option Plan, as amended. The awards are intended to retain and motivate Executive Officers to achieve superior market performance of the Company's stock. During 1995 the Board granted a total of 122,000 stock options to eligible key employees (including Executive Officers) and directors.

OTHER BENEFIT PLANS - The Company has adopted a broad package of employee benefit plans in which Executive Officers are permitted to participate on the same terms as other eligible employees of the Company. In addition to group life and health insurance plans, the Company has adopted a 401(k) plan under which the Company provides matching contributions, all of which is invested in Common Stock.

SECTION 162(M) OF THE INTERNAL REVENUE CODE - The Company has not awarded any compensation that is non-deductible under Section 162(m) of the Internal Revenue Code and does not anticipate doing so in the foreseeable future. In the event that the Company determines to award compensation in an amount in excess of the amount which may be deducted under Section 162(m), the Company will determine whether it will conform its compensation to comply with such provision.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

In approving Martin E. Kantor's 1995 cash salary, the Board considered that 1994 net income and total revenues increased substantially. Mr. Kantor's 1995 bonus was based upon substantial expansion of marketing operations as evidenced by growth in premium revenues.

                       SUBMITTED BY THE BOARD OF DIRECTORS

                Marvin H. Berkeley           Glenn O. Phillips
                Arthur W. Feinberg           Joseph C. Sibigtroth
                George M. Garfunkel          James W. Thigpen
                Martin E. Kantor             Barth P. Walker

                                PERFORMANCE GRAPH

The following line graph demonstrates the performance of the cumulative total return to the holders of the Common Stock during the previous five years in comparison to the cumulative total return on the Russell 2000 Index and with certain peer issuers of the Company. The Peer Group referenced in the line graph includes: AFLAC, Inc.; Aon Corporation; Providian Corp. (formerly Capital Holding Corp.); Pioneer Financial Services, Inc. and Provident Companies, Inc. (formerly Provident Life & Accident Insurance Company).

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
               WESTBRIDGE CAPITAL CORP., RUSSELL 2000, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/95)

[GRAPHIC OMITTED]


                 1990       1991       1992       1993        1994      1995
             -----------------------------------------------------------------
WBC           $100.00    $ 90.91     $418.19     $481.83    $536.38    $481.83

RUSSELL       $100.00    $146.05     $172.94     $205.64    $201.56    $258.88
2000

PEER          $100.00    $144.70     $182.05     $184.93    $178.76    $263.88
GROUP

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in WBC Common Stock, Russell 200 Index and Peer Group.

*Cumulative total returns assumes reinvestment of dividends.

                                                        Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 10, 1996 (except for 401(k) shares, see "Other Benefit Plans" under the heading "Report of the Board of Directors on Executive Compensation", owned by Messrs. Davidson, Kantor, Megless, Thigpen, Weverka and other Executive Officers which are as of November 30, 1995), the number and percentage of shares of Common Stock owned by the directors of the Company and all nominees as directors, each of the Executive Officers named in the table under "Summary of Compensation" and all Executive Officers and directors as a group. To the Company's knowledge, the persons listed below each have sole voting and investment power as to all shares indicated as owned by them.

                                                Number of
Name                                          Shares owned   Percent
- ------------------------------------           -----------   -------
Marvin H. Berkeley (i) .............                17,200      *
Stephen D. Davidson (i) (ii) .......                36,996      *
Arthur W. Feinberg (i) .............                18,098      *
George M. Garfunkel (i) (iii) ......               450,568     7.52
Martin E. Kantor (ii) (iv) .........               723,906    12.08
Margaret A. Megless (i) (ii) .......                53,347      *
Glenn O. Phillips (i) ..............                 6,500      *
Joseph C. Sibigtroth (i) ...........                 7,000      *
James W. Thigpen (i) (ii) ..........               159,761     2.64
Barth P. Walker (i) (v) ............                47,526      *
Dennis A. Weverka (i) (ii) .........                46,780      *
All Executive Officers and Directors
  as a group (13) (vi) .............             1,614,769    26.04
- ------------------------------------
*        Less than 1%

     (i) The number of shares owned by Messrs. Berkeley, Davidson, Feinberg, Garfunkel, Megless, Phillips, Sibigtroth, Thigpen, Walker and Weverka, includes 6,000, 35,000, 6,000, 5,000, 40,700, 6,000, 6,000, 47,000,
          6,000 and 16,265 shares, respectively, subject to stock options granted and exercisable within sixty (60) days under the Company's stock option plans.

    (ii) The number of shares owned by Messrs. Davidson, Kantor, Megless, Thigpen and Weverka, includes 461, 5,544, 2,680, 6,161 and 4,815 shares, respectively, which are owned through participation in the Company's 40l(k) plan.

    (iii) See Note (2) under "Principal Stockholders."

    (iv)  See Note (1) under "Principal Stockholders."

    (v) Does not include 72,868 shares (1.22%) held in trusts established by Mr. Walker for the benefit of his grandchildren or 76,344 shares (1.27%) owned by Mr. Walker's wife over which he has no voting or investment power and as to which Mr. Walker disclaims beneficial ownership.

     (vi) The number of shares owned by all Executive Officers and Directors includes 206,529 shares (3.33%) subject to employee stock options granted and exercisable within sixty (60) days to all Executive Officers and Directors under the Company's stock option plans and 26,590 shares owned through participation in the Company's 401(k) plan.

Section 16(a) of the Securities Exchange Act of 1934, as amended, required the Company's directors and Executive Officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, reports of ownership and changes in ownership of the Common Stock. Directors, Executive Officers and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1995, all filing requirements applicable to its directors, Executive Officers and greater-than-10% stockholders were complied with.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board has selected the firm of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1996. Price Waterhouse LLP has acted for the Company in such capacity since the Company's incorporation in 1982 and previously for NFL. The Board proposes that the stockholders ratify such selection at the Meeting.

If the stockholders do not ratify the selection of Price Waterhouse LLP by the affirmative vote of a majority of the votes cast at the Meeting on this proposal, the selection of independent accountants will be reconsidered by the Board.

Representatives of Price Waterhouse LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board recommends that the stockholders vote "FOR" the ratification of the Company's selection of independent accountants.

                PROPOSAL TO APPROVE THE WESTBRIDGE CAPITAL CORP.
                           1996 RESTRICTED STOCK PLAN

On March 6, 1996, the Company's Board of Directors adopted the Westbridge Capital Corp. 1996 Restricted Stock Plan (the "Restricted Stock Plan") under which awards of restricted shares of Common Stock ("Restricted Shares") may be made to certain directors, employees, agents and consultants of and to the Company. A copy of the Restricted Stock Plan is attached hereto as Annex A. The purpose of the Restricted Stock Plan is (a) to further and promote the interests of the Company, its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate non-employee directors (through annual non-discretionary, fixed-formula grants of restricted stock), and present and future employees, independent insurance agents and consultants of or to the Company or its Subsidiaries (through discretionary grants of restricted stock), and (b) to align further the interests of all those individuals and the Company's shareholders. The amount of benefits to be received under the Restricted Stock Plan by any particular person or group is not determinable at this time.

The Restricted Stock Plan became effective on the date of its adoption by the Company, subject to the approval of the Company's stockholders, and will remain in effect until December 31, 2005 unless terminated or suspended by the Board of Directors prior to that time.

Key employees and insurance agents or consultants retained or engaged by the Company or any Subsidiary to perform services for, or engage in business activities on behalf of, the Company or any Subsidiary ("Qualified Independent Contractors"), as determined by the Committee (as defined below) in its sole discretion, including (without limitation) directors of the Company who are also officers of the Company or its Subsidiaries, may participate in the discretionary grant portion of the Restricted Stock Plan. Currently there are approximately twelve Key Employees and five Qualified Independent Contractors eligible to participate in the Restricted Stock Plan, however, such numbers may increase or decrease over time. The maximum number of shares of Common Stock in respect of which awards which may be granted to key employees and Qualified Independent Contractors under the Restricted Stock Plan is 875,000 shares. In addition, each member of the Company's Board of Directors who is not a Qualified Independent Contractor or an employee of the Company or any Subsidiary (currently six members of the Board), and who has not been such during the one year period immediately preceding (a) the initial grant date (as defined below and with respect to any initial grant to such member) and (b) any annual grant date (as defined below and with respect to any annual grant to such member) (an "Eligible Director") shall automatically participate in the fixed formula grant portion of the Restricted Stock Plan. The maximum number of shares of Common Stock in respect of which awards may granted to Eligible Directors under the Restricted Stock is 125,000 shares. For the purpose of computing the total number of shares of Common Stock available for awards under the Restricted Stock Plan, if any awards are forfeited, the shares of Common Stock which were theretofore subject (or potentially subject) to such awards shall again be available for awards under the Restricted Stock Plan to the extent of such forfeiture.

Each Eligible Director shall automatically be granted 5,000 Restricted Shares immediately following the Company's annual shareholders meeting at which the Eligible Director is first elected to the Board of Directors (the "Initial Grant Date"), commencing with the 1996 Annual Meeting (each, an "Initial Grant"). In addition, each Eligible Director who does not receive the grant described in the preceding sentence shall automatically be granted 1,000 Restricted Shares each year, immediately following the Company's annual shareholders meeting in such year (the "Annual Grant Date") commencing with the 1996 Annual Meeting (each, an "Annual Grant"). All Restricted Shares granted to Eligible Directors shall become 100% vested on the first anniversary of the Initial Grant Date or the Annual Grant Date that relates to any such award.

Key employees and Qualified Independent Contracts shall be entitled to receive awards of Restricted Shares at the discretion of a committee appointed from time to time by the Board of Directors which shall be comprised of not less than three (3) of the then members of the Board of Directors (the "Committee"). The discretionary grant portion of the Restricted Stock Plan shall be administered by the Committee. Subject to the terms and conditions of the Restricted Stock Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the discretionary grant portion of the Plan including, without limitation, selecting the key employees and Qualified Independent Contractors of the Company and its Subsidiaries for awards and imposing such restrictions, terms and conditions upon awards made to such Participants under the Plan as the Committee shall deem appropriate, and correcting any technical defect or technical omission, or reconciling any technical inconsistency, in the Plan and/or any award agreement.

Unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares granted under the discretionary grant portion of the Plan will only become unrestricted and vested in the participant in accordance with a vesting schedule relating to the service performance or other restrictions applicable to such Restricted Shares, if any, as the Committee may establish (the "Restriction Period"). Notwithstanding the preceding sentence, in no event will the Restriction Period be less than six months after the date of grant. During the Restriction Period, the Restricted Shares will remain unvested and a participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or otherwise hypothecate the shares. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the participant will be entitled to receive unrestricted shares of the Company's Common Stock.

If an Eligible Director's membership on the Board of Directors terminates for any reason (other than retirement (as defined in the Plan), disability (as defined in the Plan) or due to death) all unvested Restricted Shares shall be forfeited by such Eligible Director. If an Eligible Director's membership on the Board of Directors terminates due to retirement, disability or death all unvested Restricted Shares shall be automatically 100% vested as of the date of any such termination. If a key employee's or Qualified Independent Contractor's employment or services with the Company and its Subsidiaries is terminated for any reason (including, without limitation, disability, retirement or death) prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares made pursuant to the Restricted Stock Plan, such Restricted Shares shall immediately be canceled and such key employee or Qualified Independent Contractor (and his or her estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary, the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any Restricted Shares granted under the Restricted Stock Plan shall not be so canceled and forfeited.

Anything in the Restricted Stock Plan to the contrary notwithstanding, if a Change in Control (as defined in the Plan) of the Company occurs all restrictions, terms and conditions applicable to Restricted Shares granted under the discretionary grant portion of the Restricted Stock Plan shall be deemed lapsed and satisfied as of the date of the Change in Control.

The Board of Directors may generally terminate or suspend the Restricted Stock Plan (or any portion thereof) at any time and may generally amend the Restricted Stock Plan at any time and from time to time in such respects as the Board of Directors may deem advisable to insure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the participants to benefit from any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company or any Subsidiary.

CERTAIN TAX CONSIDERATIONS

The Company has the right to deduct from a participant's salary, bonus or other compensation any taxes required to be withheld with respect to awards made under the Restricted Stock Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

The following is a brief summary of the principal federal income tax consequences of awards under the Restricted Stock Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Due to the presence of transfer and forfeiture restrictions, a grant of Restricted Shares has generally no tax consequences to the Company or the participant. Except as discussed below, the full fair market value of Common Stock issued as Restricted Shares will be taxed as ordinary income to the participant when the restrictions on the stock expire, with such value being determined at the time of such expiration. The Company will, subject to the limitation imposed by Section 162(m) of the Internal Revenue Code, receive a corresponding tax deduction at the same time. Dividends received by the participant during the restriction period are treated as compensation income and therefore are taxed as ordinary income to the participant and are, subject to the limitation imposed by Section 162(m) of the Internal Revenue Code, deductible by the Company. Dividends received after the restriction period are treated as dividends to the participant and are not deductible by the Company.

The participant may, under Section 83(b) of the Internal Revenue Code, elect to report the current fair market value of Restricted Shares as ordinary income in the year of grant of the Restricted Shares, even though the shares of Common Stock are subject to forfeiture restrictions. If a participant makes such an election, the Company will receive, subject to the limitation imposed by Section 162(m) of the Internal Revenue Code, an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, if a Section 83(b) election is made, dividends paid during or after the restriction period will be treated as dividends to the participant and, therefore, will not be deductible by the Company.

In the case of Restricted Shares as to which no Section 83(b) election is filed, the participant's tax basis in the shares of Common Stock received equals the amount of ordinary income recognized by the participant upon the lapse of the restrictions with respect to such shares plus any amount paid by the participant for the shares. Upon a subsequent sale or exchange of the shares, the amount realized by the participant in excess of his or her tax basis will be short-term or long-term capital gain or loss, depending on whether the participant has held the shares for at least one year after the restrictions lapse. The Company will receive no additional deduction at the time of disposition of the Common Stock by the participant.

The Board recommends that the stockholders vote "FOR" the approval of the Westbridge Capital Corp. 1996 Restricted Stock Plan.

                            PROPOSALS OF STOCKHOLDERS

Proposals that stockholders wish to include in the Company's proxy materials relating to the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 1, 1997.

The By-Laws provide that proposals of stockholders to be included in the Company's proxy materials relating to the 1997 Annual Meeting of Stockholders may be presented at the 1997 Annual Meeting of Stockholders only if the Secretary of the Company has been notified of the nature of the proposal and is provided certain additional information not less than seventy (70) days nor more than ninety (90) days before the first anniversary of the 1996 Annual Meeting of Stockholders and the proposal is a proper one for stockholder action.

The By-Laws also require that notice of nominations of persons for election to the Board at the 1997 Annual Meeting of Stockholders, other than those made by or at the direction of the Board, must be received by the Secretary of the Company not less than seventy (70) days nor more than ninety (90) days before the first anniversary of the 1996 Annual Meeting of Stockholders. The notice must present certain information concerning the nominees and the stockholder making the nominations, as set forth in the By-Laws. The Secretary of the Company also must receive a statement of any such nominee's consent to serve if elected.

                                  OTHER MATTERS

The Board does not intend to present any matter for action at the Meeting other than the matters referred to in the accompanying Notice, and knows of no other matter to be presented that is a proper subject for action by the stock-holders at the Meeting. However, if any other matter should properly come before the Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy, in accordance with the best judgment of the person acting under the proxy.

A form of proxy is enclosed for your use. Please date, sign, and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated.

                                           By order of the  Board of  Directors,

                                           /S/ Michael D. Norris
                                           ------------------------
                                           Michael  D.  Norris
                                           Vice President and Secretary

                                     ANNEX A

                            WESTBRIDGE CAPITAL CORP.
                           1996 RESTRICTED STOCK PLAN

     1. PURPOSE. The purpose of the 1996 Restricted Stock Plan (the "Plan") is
(a) to further and promote the interests of Westbridge Capital Corp. (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate non-employee directors (though annual non-discretionary, fixed-formula grants of restricted stock), and employees, independent insurance agents and consultants of or to the Company or its Subsidiaries, or those who will become employees, independent insurance agents and consultants of or to the Company or its Subsidiaries (through discretionary grants of restricted stock), and (b) to align further the interests of all those individuals and the Company's shareholders. To do this, the Plan offers restricted stock awards to provide, upon vesting, such employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

     2.1 "AWARD" means an award or grant made to a Participant under Sections 6 or 7 of the Plan.

     2.2 "AWARD AGREEMENT" Means the agreement executed by a Participant pursuant to the Plan in connection with the granting of an Award.

     2.3 "BOARD" Means the Board of Directors of the Company, as constituted from time to time.

     2.4 "CHANGE IN CONTROL" Means a change in the effective ownership or control of the Company as described and defined in Section 12.4 of the Plan.

     2.5 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

     2.6 "COMMITTEE" means the committee of the Board described in Section 3 of the Plan.

     2.7 "COMMON STOCK" means the Common Stock, par value $.10 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

     2.8 "COMPANY" Means Westbridge Capital Corp., a Delaware corporation, or any successor corporation to Westbridge Capital Corp.

     2.9 "DISABILITY" means the Participant's inability to render, for a period of six consecutive months, services to the Company and any Subsidiary by reason of a physical or mental disability which is determined in writing to be total and permanent by a physician selected in good faith by the Company.

     2.10 "ELIGIBLE DIRECTOR" Means each member of the Company's Board who is not a Qualified Independent Contractor or an employee of the Company (and/or any parent or subsidiary thereof), and who has not been such during the one year period immediately preceding (a) the Initial Grant Date (with respect to any Initial Grant to such member) and (b) any Annual Grant Date (with respect to any Annual Grant to such member), as such terms are defined in Section 7 of the Plan

     2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

     2.12 "FAIR MARKET VALUE" Means on, or with respect to, any given date, the average of the highest and lowest market prices of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

     2.13 "PARTICIPANT" means any individual who is selected under Section 5 of the Plan to receive an Award under Section 6 of the Plan or who automatically receives an award under Section 7 of the Plan.

     2.14 "PLAN" means the Westbridge Capital Corp. 1996 Restricted Stock Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

     2.15 "QUALIFIED INDEPENDENT CONTRACTOR" Means any insurance agent or consultant retained or engaged by the Company or any Subsidiary to perform services for, or engage in business activities on behalf of, the Company or any Subsidiary.

     2.16 "RESTRICTED SHARES" Means the restricted shares of Common Stock granted pursuant to (a) the provisions of Sections 6 and 7 of the Plan and (b) the Award Agreement related to any such Award.

     2.17 "RETIREMENT" means (a) in the case of an Award under Section 6 of the Plan, the voluntary retirement by the Participant (other than a Qualified Independent Contractor) from active employment with the Company and its Subsidiaries on or after the attainment of age 65, and (b) in the case of an Award under Section 7 of the Plan, the voluntary resignation of any Eligible Director after age 75.

     2.18 "SUBSIDIARY(IES)" Means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain, or any other corporation designated by the Board from time to time.

     3. ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board all of whom qualify to administer the Plan as disinterested persons within the meaning of Rule 16b-3, as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time ("SEC Rule 16b-3"). No member of the Committee shall be eligible to receive awards under the Plan, other than an automatic award under Section 7 of the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

     3.2 PLAN ADMINISTRATION AND PLAN RULES. Subject to Section 3.4 of the Plan, The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Participants for awards under Section 6 of the Plan, (b) making Awards under Section 6 of the Plan in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon Awards made under Section 6 of the Plan as the Committee shall deem appropriate, and (d) correcting any technical defect or technical omission, or reconciling any technical inconsistency, in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in respect of Section 5 of the Plan and/or the granting of any Awards to Participants under Section 6 of the Plan. The Committee's determinations under the Plan (other than those in respect of Eligible Directors who receive Awards under Section 7 of the Plan) need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan by execution of written agreements and/or other instruments in such form, subject to the terms and provisions of the Plan, as is approved by the Committee.

     3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and any Subsidiary in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

     3.4 NON-DISCRETIONARY AWARDS. Notwithstanding anything in the Plan to the contrary, any and all decisions and determinations regarding the pricing, granting, timing, or amount of, or eligibility for, any Restricted Shares automatically granted to Eligible Directors under Section 7 of the Plan shall be automatic and determined exclusively under the terms and provisions contained in Sections 5.2 and 7 of the Plan. Such automatic and exclusive decisions and determinations shall not be subject to the discretion of any individual or committee of individuals, including, without limitation, the Committee.

     4. TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

     4.1 TERM. The Plan shall terminate on December 31, 2005, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

     4.2 COMMON STOCK.

     4.2.1 The maximum number of shares of Common Stock in respect of which Awards may be granted under Section 6 of the Plan, subject to adjustment as provided in Section 11.2 of the Plan, shall not exceed 875,000 shares.

     4.2.2 The maximum number of shares of Common Stock in respect of which Awards may granted under Section 7 of the Plan, subject to adjustment under
Section 11.2 of the Plan, shall not exceed 125,000 shares.

     4.2.3 In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, unless the Committee determines otherwise.

     4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Sections 6 or 7 of the Plan. If any Awards are forfeited, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture.

     5. ELIGIBILITY.

     5.1 EMPLOYEES. Only key employees and Qualified Independent Contractors of the Company and its Subsidiaries, as determined by the Committee in its sole discretion, including (without limitation) directors of the Company who are also officers of the company or its subsidiaries, may participate in the Plan (other than Section 7 of the Plan) and receive an Award under Section 6 of the Plan. The Committee shall have full authority to determine (a) those individuals who are key employees or Qualified Independent Contractors to whom Restricted Shares will be granted under Section 6 of the Plan, and (b) the timing, pricing, amount and other terms of such a grant under the Plan (other than grants under Section 7 of the Plan), consistent with the terms and provisions of the Plan.

     5.2  ELIGIBLE   DIRECTORS.   Each  Eligible  Director  shall  automatically
participate in Section 7 of the Plan. Eligible Directors are not eligible for discretionary grants of Restricted Shares under Section 6 of the Plan.

     6. RESTRICTED SHARES.

     6.1 TERMS AND CONDITIONS. Grants of Restricted Shares (other than grants under Section 7 of the Plan) shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant under this Section 6 and the Committee may provide or impose different terms and conditions on any particular Restricted Shares granted under this Section 6 to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed in blank by such Participant, and shall bear, among other required legends, the following legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Westbridge Capital Corp. 1996 Restricted Stock Plan and an Award Agreement entered into between the registered owner hereof and Westbridge Capital Corp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Westbridge Capital Corp., Fort Worth, Texas. Westbridge Capital Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Westbridge Capital Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

                                   ----------
Such stock certificate evidencing such shares shall, in the sole discretion of the Compensation Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

     6.2 RESTRICTED SHARE GRANTS. A grant of Restricted Shares under this
Section 6 is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited if the Plan is not approved by the Company's shareholders and/or upon termination of employment for specified reasons within a specified period of time or for other reasons.

     6.3 RESTRICTION PERIOD. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares granted under this Section 6 shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to the service performance or other restriction applicable to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six
(6) months after the date of grant. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in
Section 6.4 of the Plan.

     6.4 PAYMENT OF RESTRICTED SHARE GRANTS. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

     6.5 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares with respect to which such stock dividends are issued.

     7. NON-EMPLOYEE DIRECTOR GRANTS.

     7.1 INITIAL GRANTS. Subject to adjustment under Section 11.2 of the Plan and the approval of the Plan at the Company's 1996 annual shareholders meeting (the "1996 Meeting"), 5,000 Restricted Shares shall automatically be granted to an Eligible Director immediately following the Company's annual shareholders meeting at which the Eligible Director is first elected to the Board (the "Initial Grant Date"), such fixed, automatic grants to commence with the 1996 Meeting (each, an "Initial Grant").

     7.2 ANNUAL GRANTS. Subject to adjustment under Section 11.2 of the Plan and the approval of the Plan at the 1996 Meeting, 1,000 Restricted Shares shall automatically be granted each year, immediately following the Company's annual shareholders meeting in such year (the "Annual Grant Date"), to each Eligible Director at such time who does not receive, in respect of such annual meeting, an automatic grant under Section 7.1 of the Plan, such fixed, automatic grants to commence with the 1996 Meeting (each, an "Annual Grant").

     7.3 VESTING. All Restricted Shares granted under this Section 7 shall become 100% vested on the first anniversary of the Initial Grant Date or the Annual Grant Date that relates to any such Award. Upon vesting, the Eligible Director shall be entitled to receive payment of the Restricted Shares, as provided in Section 7.9 of the Plan.

     7.4 TERMINATION. If an Eligible Director's membership on the Board terminates for any reason (other than Retirement, Disability or due to death) all unvested Restricted Shares shall be forfeited by such Eligible Director. If an Eligible Director's membership on the Board terminates due to Retirement, Disability or death all unvested Restricted Shares shall be automatically 100% vested as of the date of any such termination.

     7.5 APPLICATION. Notwithstanding anything in the Plan to the contrary, the provisions of Sections 6 and 12 of the Plan shall not be applicable to any Restricted Shares automatically granted to Eligible Directors under this Section 7.

     7.6 MEMBERSHIP RIGHTS. Neither the Plan, nor the granting of any Restricted Shares under this Section 7, nor any other action taken pursuant to the Plan or this Section 7, shall constitute or be evidence of any agreement or understanding, express or implied, that any member of the Board has any right to continue as a director of the Company for any period of time or at any particular rate of compensation.

     7.7 LEGEND. With respect to each Eligible Director receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Eligible Director, shall be accompanied by a stock power duly executed in blank by such Eligible Director, and shall bear, among other required legends, the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Westbridge Capital Corp. 1996 Restricted Stock Plan and an Award Agreement entered into between the registered owner hereof and Westbridge Capital Corp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Westbridge Capital Corp., Fort Worth, Texas. Westbridge Capital Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Westbridge Capital Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

     7.8 SHAREHOLDER RIGHTS. Each Eligible Director shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a holder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares with respect to which such stock dividends are issued.

     7.9 PAYMENT. After the satisfaction and/or lapse of the restrictions, terms and conditions in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.7 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Eligible Director.

     8. DEFERRAL ELECTIONS/TAX REIMBURSEMENTS. The Committee may permit a Participant to elect to defer receipt of any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the vesting of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash, and the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, vesting, or settlement of any Award made under the Plan.

     9. TERMINATION OF EMPLOYMENT. Subject to the terms and conditions of
Section 6 of the Plan, if, and to the extent that, the terms and conditions under which an Award granted under Section 6 of the Plan may become vested after or as a result of a Participant's service termination or termination of employment for any particular reason shall not have been set forth (a) in the relevant Award Agreement, by and as determined by the Committee in its sole discretion, or (b) in the Participant's employment or other agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or employment or other agreement.

     9.1 PRIOR TO VESTING. If a Participant's employment or services with the Company and its Subsidiaries is terminated for any reason (including, without limitation, Disability, Retirement or death) prior to the actual or deemed (under Section 12 of the Plan) satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares made pursuant to
Section 6 of the Plan, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares.

     9.2 COMMITTEE DISCRETION. Notwithstanding anything to the contrary in this
Section 9, the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any Restricted Shares granted under Section 6 of the Plan shall not be so cancelled and forfeited.

     10. NON-TRANSFERABILITY OF AWARDS. Prior to vesting, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of descent and distribution. Prior to vesting, no such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance.

     11. CHANGES IN CAPITALIZATION AND OTHER MATTERS.

     11.1 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

     11.2 RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, proportionate adjustments to the Awards shall be made to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, and the number of shares of the Common Stock covered by each outstanding Award.

     12. CHANGE IN CONTROL.

     12.1 ACCELERATION OF AWARDS VESTING. Anything in the Plan to the contrary notwithstanding, if a Change in Control of the Company occurs all restrictions, terms and conditions applicable to all Restricted Shares granted under Section 6 of the Plan shall be deemed lapsed and satisfied as of the date of the Change in Control. The immediately preceding sentence shall apply to only those Participants granted Awards under Section 6 of the Plan and (a) who are providing services to or are employed by the Company and/or one of its Subsidiaries as of the date of the Change in Control, or (b) to whom Section
12.3 below is applicable.

     12.2 PAYMENT AFTER CHANGE IN CONTROL. Within thirty (30) days after a Change in Control occurs, the holder of an Award of Restricted Shares shall receive a new certificate for such shares without the legend set forth in
Section 6 of the Plan.

     12.3 TERMINATION AS A RESULT OF A CHANGE OF CONTROL. Anything in the Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant's employment or services is terminated before such Change in Control and it is reasonably demonstrated by the Participant that such employment or service termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes of this Section 12, the Change in Control shall be deemed to have occurred immediately prior to such Participant's employment or service termination.

     12.4 CHANGE IN CONTROL. For the purpose of this Agreement, "Change in Control" shall mean:

     12.4.1 The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or
(y) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

     12.4.2 Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

     12.4.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

     12.4.4 Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company or the National Foundation Life Insurance Co., other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company. For purposes of the Plan, and without limiting the generality of the preceding sentence, the sale or other disposition by the Company of more than 50% of the common stock or the voting securities (entitled to vote generally in the election of directors) of National Foundation Life Insurance Co. shall be deemed to constitute a sale or other disposition of substantially all the assets of the Company.

     13. AMENDMENT, SUSPENSION AND TERMINATION.

     13.1 IN GENERAL. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that, notwithstanding anything to the contrary contained in the Plan, the terms and provisions of Section 7 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, further, however, that no amendment to the Plan shall, without shareholder approval (a) except as provided in Section 11 of the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan (this Section 13.1(c) shall not apply to any amendment or modification of any Award Agreement permitted under Section 13.2 if such amendment or modification would not require shareholder approval under SEC Rule 16b-3), or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall (x) materially adversely affect the rights of any Participant under any outstanding Restricted Share grants, without the consent of such Participant, or (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the exemption provided by SEC Rule 16b-3.

     13.2 AWARD AGREEMENTS. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Restricted Share grants, including, without limitation, changing or accelerating the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

     14. MISCELLANEOUS.

     14.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

     14.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee or Qualified Independent Contractor of the Company or any Subsidiary any right to continued employment with or retention by the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee or the services of any Qualified Independent Contractor at any time for any reason.

     14.3 UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

     14.4 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

     14.5 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     14.6 AWARD AGREEMENTS. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

     14.7 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any benefit which under the terms of the Plan and the relevant Award Agreement may become payable or issuable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

     14.8 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

     14.9 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

     14.10 EFFECTIVE DATE. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company's shareholders in accordance with SEC Rule 16b-3.

     IN WITNESS WHEREOF, the Plan is adopted by the Company on this 19th day of April, 1996.

                           WESTBRIDGE CAPITAL CORP.

                           By:         /S/ James W. Thigpen
                                      ---------------------
                           Name:      James W. Thigpen
                           Title:     President and Chief Operating Officer

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